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                               Carrols Corporation
                  $152,000,000 Senior Secured Credit Facilities
                                Commitment Letter

                                                                 January 8, 1997

Carrols Corporation
968 James Street
Syracuse, New York  13203

Attention:  Alan Vituli

Gentlemen:

               You have advised Texas Commerce Bank National Association ("TCB") and Chase Securities Inc. ("CSI") that Carrols Corporation, a Delaware corporation (the "Borrower" or "you"), intend to raise $152,000,000 in senior secured credit facilities to refinance existing debt and fund current and future acquisitions. In that connection, you have requested that CSI agree to structure and syndicate senior secured credit facilities in an aggregate amount of $152,000,000 consisting of a $25,000,000 revolving credit facility, a $41,000,000 term loan and a $86,000,000 advance term loan (the "Financing" or the "Facilities"), and that TCB commit to provide the entire principal amount of the Facilities and to serve as administrative agent for the Facilities.

               CSI is pleased to advise you that it is willing to act as exclusive advisor and arranger for the Facilities.

               Furthermore, TCB is pleased to advise you of its commitment to provide the entire amount of the Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

               It is agreed that TCB will act as the sole and exclusive Administrative Agent and that CSI will act as the sole and exclusive advisor and arranger, for the Facilities, and each will, in such capacities, perform the duties and exercise the authority customarily performed by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facilities unless you and we shall so agree.

               CSI intends to syndicate the Facilities to a group of financial institutions (together with TCB, the "Lenders") identified by us in consultation with you and agreed to by you. CSI intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist CSI in completing a syndication satisfactory to it and you. Such assistance shall include (a) direct contact between senior management and advisors of the


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Carrols Corporation
January 8, 1997
Page 2


Borrower and the proposed Lenders, (b) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (c) the hosting, with CSI, of one or more meetings of prospective Lenders.

               CSI will, in consultation with you, manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CSI in its syndication efforts, you agree promptly to provide to CSI and TCB all such information with respect to the Borrower, Financing and the other transactions contemplated hereby and by the Term Sheet and the Fee Letter referred to below, including all financial information and projections (the "Projections"), as we may deem reasonably necessary in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to TCB or CSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects; and (b) the Projections that have been or will be made available to TCB or CSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facilities we may use and rely on such Information and Projections without independent verification thereof. You hereby acknowledge and consent that CSI may share the Confidential Information Memorandum, the Information and any other information or matters relating to the Borrower or the transactions contemplated hereby with affiliates of CSI, including The Chase Manhattan Bank, and TCB, and that such affiliates may likewise share information relating to the Borrower or such transactions with CSI.

               As consideration for TCB's commitment hereunder and CSI's agreement to perform the services described herein, you agree to pay to TCB the nonrefundable fees set forth in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

               TCB's commitment hereunder and CSI's agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (b) our completion of and satisfaction in all respects with a due diligence investigation of the Borrower, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions since the date hereof that, in our judgment, could materially impair the syndication of the Facilities, (d) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any affiliate thereof, (e) the negotiation, execution and delivery on or before March 31, 1997 of definitive documentation with respect to the Facilities mutually satisfactory to you and to TCB and its counsel, and (f) the other conditions set forth or referred to in the Term Sheet.


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Carrols Corporation
January 8, 1997
Page 3



               You agree to indemnify and hold harmless TCB, CSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the Financing or the transactions contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages or liabilities, or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such Indemnified Person. YOU AGREE THAT THE INDEMNITY CONTAINED IN THE PRECEDING SENTENCE EXTENDS TO AND IS INTENDED TO COVER LOSSES AND RELATED EXPENSES ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF AN INDEMNIFIED PERSON. In addition, you agree to reimburse TCB, CSI and their affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No Indemnified Person shall be liable for any indirect or consequential damages in connection with its activities related to the Facilities.

               This Commitment Letter shall not be assignable by any party hereto without the prior written consent of each other party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, TCB and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof . This Commitment Letter (together with the Term Sheet) and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto.

               THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

               This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and



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Carrols Corporation
January 8, 1997
Page 4




advisors who are directly involved in the consideration of this matter, (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof); (c) in filings with the SEC; (d) as to the Term Sheet only, to prospective Lenders; and
(e) to shareholders of Carrols Holdings Corporation and employees of Madison Dearborn Capital Partners II, L.P. and their respective counsel.

               The compensation, expense reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect, notwithstanding the termination of this Commitment Letter or TCB's commitment hereunder, until as to expense reimbursement and indemnification provisions definitive financing documentation is executed and delivered by the parties.

               THIS COMMITMENT LETTER, THE ATTACHED TERM SHEET, THE FEE LETTER AND ALL EXHIBITS, SCHEDULES AND OTHER ATTACHMENTS HERETO AND THERETO CONSTITUTE A "LOAN AGREEMENT" FOR PURPOSES OF SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter together with the amount agreed upon pursuant to the Fee Letter to be payable upon acceptance hereof not later than 5:00 p.m., Houston, Texas time, on January 10, 1997. TCB's commitment and CSI's agreements herein will expire at such time in the event TCB has not received such executed counterparts in accordance with the immediately preceding sentence.



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Carrols Corporation
January 8, 1997
Page 5



               TCB and CSI are pleased to have been given the opportunity to assist you in connection with this important financing.

                                            Very truly yours,

                                            TEXAS COMMERCE BANK
                                            NATIONAL ASSOCIATION

                                            By: /s/Mike Costello
                                                ---------------------------
                                                Name:    Mike Costello
                                                Title:   Vice President

                                            CHASE SECURITIES INC.

                                            By: /s/Laif Afseth
                                                ---------------------------
                                                Name:    Laif Afseth
                                                Title:   Vice President

Accepted and agreed to as of
the date first above written:

Carrols Corporation

By:  /s/Alan Vituli
     --------------------------------
     Name:  Alan Vituli
     Title: Chief Executive Officer




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